UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ______________________________________________________________________________

FORM 8-K

 ______________________________________________________________________________

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2021

BWX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

 _____________________________________________________________________________

Delaware		001-34658	80-0558025
(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification No.)

800 Main Street, 4th Floor
Lynchburg,	Virginia		24504
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (980) 365-4300

 ____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BWXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01.	Regulation FD Disclosure.

On March 29, 2021, BWX Technologies, Inc. (the “Company”) commenced an offering pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Offering”) for the issuance of up to $400 million aggregate principal amount of senior notes due 2029 (the “Notes”).

In connection with the Offering, the Company disclosed certain information to prospective investors in a preliminary offering memorandum dated March 29, 2021. The preliminary offering memorandum disclosed certain information that supplements or updates certain prior disclosures of the Company. Pursuant to Regulation FD, the Company is furnishing herewith excerpts of certain information presented in the preliminary offering memorandum as Exhibit 99.1 to this Form 8-K.

Item 8.01	Other Information.

On March 29, 2021, the Company issued a press release announcing its intention to offer up to $400 million aggregate principal amount of Notes in the Offering. The Notes will be guaranteed by each of the Company’s present and future direct and indirect wholly owned domestic subsidiaries that is a guarantor under that certain Credit Agreement, dated as of May 24, 2018, among the Company, certain of the Company’s subsidiaries, Wells Fargo Bank, N.A., as administrative agent, and the other lenders party thereto (the “Credit Facility”), as amended by Amendment No. 1 to the Credit Facility, dated as of March 24, 2020.

The Company intends to use the net proceeds from the Offering, together with cash on hand or borrowings under the Credit Facility, to redeem, on or after July 15, 2021, all of its outstanding 5.375% senior notes due 2026 (the “2026 Notes”) at the then-applicable redemption price. Pending the application of the net proceeds to redeem all outstanding 2026 Notes, the Company intends to repay in full all indebtedness outstanding under the Credit Facility, with the remaining net proceeds to be held in cash or invested in short-term interest-bearing accounts, securities or similar investments. There can be no assurance that the Offering will be completed. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The information contained in this report, including the exhibits hereto, shall not constitute an offer to sell, or a solicitation of an offer to purchase, any Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

99.1	Excerpts from preliminary offering memorandum of BWX Technologies, Inc., dated March 29, 2021.
99.2	Press Release dated March 29, 2021.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWX TECHNOLOGIES, INC.

By:	/s/ Thomas E. McCabe
Thomas E. McCabe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Date: March 29, 2021